Exhibit 99.1

AIRO Reports Third Quarter 2026 Results

MCLEAN, Va. - AIRO Group Holdings, Inc. (NASDAQ: AIRO) (“AIRO” or the “Company”), a global leader in advanced aerospace and defense technologies, today announced financial results for the third quarter ended September 30, 2026.

(All results compared to prior-year comparative period, unless otherwise noted)

Third Quarter 2026 Financial Highlights

●	Revenue of $17.5 million increased 179% compared to revenue of $6.3 million

●	Gross margin of 57% improved versus 44%

●	Operating loss of ($13.1) million versus operating loss of ($12.0) million

●	Net loss of ($12.0) million versus net loss of ($8.0) million

●	Adjusted EBITDA of $(7.5) million compared to $(8.0) million(1)

●	Drone backlog of $200 million, which includes U.S. opportunities, as of November 5, 2026

●	Total opportunity pipeline of $1.5 billion as of November 5, 2026

(1) Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures and Backlog” below.

“Demand for reliable, mission-critical drone capabilities continues to accelerate, and AIRO is well positioned to capture this opportunity,” said Joe Burns, Chief Executive Officer of AIRO. “During the quarter, we secured our first U.S. order, advanced the RQ-70 toward production, and continued building a more integrated and diversified unmanned systems platform. These accomplishments, together with the operational synergies we are realizing across the business, reinforce our confidence in AIRO’s long-term growth strategy.”

“With a growing Drone backlog, increasing customer engagement across U.S. and allied defense markets, and continued progress across our strategic growth initiatives, we believe AIRO is entering its next phase of growth from a position of strength,” stated Dr. Chirinjeev Kathuria, Executive Chairman.

Key Financial Summary

	Q3 2026	Q3 2025	Y/Y
(in millions)
Revenue	$17.5	$6.3	179%
Gross profit	9.9	2.8	255%
Loss from operations	(13.1)	(12.0)	NM
Net loss	(12.0)	(8.0)	NM
Adjusted EBITDA	(7.5)	(8.0)	NM

Margin Analysis
As % of revenue
Gross profit margin	57%	44%
Loss from operations	(75%)	(191%)
Net loss	(69%)	(127%)
Adjusted EBITDA	(43%)	(128%)

*Note: NM = not meaningful

●	Revenue increased 179% to $17.5 million, driven by stronger-than-expected growth in the Drones segment, partially offset by continued softness in the Avionics and Training businesses. Third quarter 2025 results were adversely impacted by lower drone shipment volumes, creating a favorable comparison against the prior-year period.

●	Gross profit was $9.9 million, or 57% of revenue. Gross margin expanded significantly year over year, reflecting a favorable mix shift toward higher-volume drone sales and improved operating efficiencies.

●	Loss from operations and net loss were $(13.1) million and $(12.0) million, respectively. Profitability was impacted by higher operating expenses associated with investments to scale the business and support the Company’s long-term growth objectives.

●	Adjusted EBITDA was $(7.5) million, compared to $(8.0) million in the third quarter of 2025. Adjusted EBITDA improved year over year, driven by improved revenue performance partially offset by higher operating expenses related to investment to scale the business.

Balance Sheet, Cash Flow, and Capital Allocation

As of September 30, 2026, the Company held $37.8 million of cash and only $1.2 million of debt, positioning it to fund ongoing strategic and growth initiatives. Accounts receivable decreased by $29.6 million during the quarter, primarily driven by the receipt of customer payments associated with Drone deliveries completed in prior periods.

Outlook

●	The Company reiterates its expectation for full-year 2026 revenue growth of 15% to 25% year over year and now expects growth to be at the lower end of the stated range.

●	The Company also reiterates its full-year 2026 Adjusted EBITDA guidance in the negative mid- to high-teens million-dollar range.

●	Drone backlog, including U.S. opportunities, totaled approximately $200 million as of November 5, 2026. The Company expects the majority of this backlog to convert to revenue over the next 12 months, providing strong visibility into future growth. As is typical for businesses serving government and defense customers, revenue recognition may vary meaningfully across quarters depending on contract timing, production schedules and delivery milestones.

●	As of November 5, 2026, the Company’s total opportunity pipeline totaled approximately $1.5 billion, reflecting strong customer demand and expanding opportunities across U.S. and allied defense markets.

Our financial outlook is based on assumptions that we believe to be reasonable as of the date of this release, but may be materially affected by many factors, as discussed below under “Forward Looking Statements.” Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise this outlook, whether as a result of new information, future events or otherwise, except as required by law.

AIRO is unable to include a reconciliation of forward-looking Adjusted EBITDA to net loss, the most directly comparable GAAP measure, without unreasonable effort due to the high variability with respect to the impact of items such as depreciation and amortization, stock-based compensation expense and other items that are excluded from Adjusted EBITDA.

Conference Call and Webcast

AIRO will host a conference call to discuss its third quarter 2026 results and business outlook on November 12, 2026, at 8:00 am ET. Participants can join the call by dialing 1-833-461-5787 (US) or 1-585-542-9983 (international) and entering meeting ID 940 929 505. To avoid delays, it is recommended that participants dial into the conference call 15 minutes ahead of the scheduled start time.

To listen to the live audio webcast and Q&A, visit the Event & Presentations section of AIRO’s investor relations website at AIRO Group Holdings, Inc. - Events & Presentations.

A replay of the webcast will be available on the website within 24 hours after the call. The earnings press release and related materials will also be available on AIRO’s investor relations website at https://investor.theairogroup.com/.

About AIRO

AIRO Group Holdings is a next-generation aerospace and defense platform driving innovation across defense and commercial markets. Headquartered in McLean, VA, with operations in the U.S., Canada, and Denmark, AIRO combines a global reach with deep technical expertise.

Through a vertically integrated model, AIRO delivers mission-critical solutions centered on its drone platforms, leveraging advanced avionics, integrated training capabilities, and embedded autonomy across systems.

Forward-Looking Statements

The statements contained in this press release that are not historical facts are forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements may be included throughout this press release and include, but are not limited to, statements relating to AIRO’s expectations around its strategic initiatives and growth trajectory, statements relating to estimates and forecasts of financial and performance metrics, including full year 2026 outlook, the amount and timing of Drone backlog and opportunity pipeline converting to revenue, the sufficiency of AIRO’s cash and restricted cash to support ongoing strategic initiatives, the demand for, market acceptance of and opportunity of AIRO’s products and services and other statements that are not historical fact. By their nature, forward-looking statements are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, including those described in the section titled “Risk Factors” in AIRO’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on March 31, 2026 as well as other filings AIRO may make with the SEC in the future. Forward-looking statements represent AIRO’s management’s beliefs and assumptions only as of the date such statements are made. AIRO undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures and Backlog

To supplement its condensed consolidated financial statements prepared and presented in accordance with GAAP, AIRO uses EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, as described below, to facilitate analysis of its financial and business trends and for internal planning and forecasting purposes. AIRO defines (1) EBITDA as net loss before depreciation and amortization, income tax (benefit) expense, net, and interest (income) expense, net, (2) Adjusted EBITDA as net loss before depreciation and amortization, income tax (benefit) expense, interest (income) expense, net, gain on extinguishment of debt, stock-based compensation, strategic workforce transition costs, contingent consideration fair value adjustments, warrant fair value adjustment, and IPO contingencies, and (3) Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. The above items are excluded from EBITDA and Adjusted EBITDA because these items are either non-cash in nature, or because the amount and timing of these items is unpredictable, or because they are not driven by core results of operations, thereby rendering comparisons with prior periods and competitors less meaningful. AIRO believes Adjusted EBITDA provides useful information to investors and others in understanding and evaluating its results of operations, as well as provides useful measures for period-to-period comparisons of its business performance. Moreover, Adjusted EBITDA is a key measurement used by AIRO management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance and performing strategic planning and annual budgeting.

There are limitations associated with the use of non-GAAP financial measures. These non-GAAP financial measures should not be considered as alternatives to performance measures derived in accordance with GAAP. AIRO’s presentation of these non-GAAP financial measures should not be construed to imply that its future results will be unaffected by items that are excluded from these metrics. In addition, AIRO’s definitions of these non-GAAP financial measures may be different from similarly titled non-GAAP measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and you should not consider any of these non-GAAP financial measures in isolation or as a substitute for analysis of our results as reported under GAAP. See the tables that follow for a reconciliation of EBITDA and Adjusted EBITDA to net loss and Adjusted EBITDA Margin to net loss margin, the most directly comparable financial measures stated in accordance with GAAP.

Drones segment backlog represents unfilled orders for which we have purchase orders, definitive agreements, or high probability of conversion with customers, as well as orders for which NATO countries have allocated funds but for which no definitive agreement has been executed but is expected once through the administrative process, in each case against for which we expect to perform and recognize the majority of revenue in the next 12 months. Drones segment backlog amounts outside of the United States were translated to U.S. dollars using applicable exchange rates as of market close on November 5, 2026, and may increase or decrease based on fluctuations in foreign exchange rates. Drones segment backlog reported in prior quarters excluded U.S. backlog. Beginning with the third quarter of 2026, AIRO will include U.S. backlog in its reported Drones segment backlog to reflect the ramp-up of its U.S. manufacturing efforts. Opportunity pipeline represents all active opportunities being pursued across AIRO’s four business segments. There can be no assurance that the stated Drones segment backlog or opportunity pipeline will convert to revenue.

AIRO Group Holdings, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(Amounts in thousands, except par value amounts)	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash	$37,818	$74,358
Restricted cash	-	193
Accounts receivable, net	16,572	12,385
Related party receivables	-	393
Inventory	18,368	11,639
Prepaid expenses and other current assets	7,323	7,508
Total current assets	80,081	106,476
Property and equipment, net	13,662	8,986
Right-of-use operating lease assets	3,543	3,278
Goodwill	567,447	571,653
Intangible assets, net	76,765	83,487
Other assets	209	259
Total assets	$741,707	$774,139

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,991	$6,599
Related party payables	3,513	8,892
Accrued expenses	7,507	7,624
Operating lease liabilities, current	1,051	902
Deferred revenue	6,119	4,497
Related party borrowings	5	1,161
Current maturities of debt	1,166	1,190
Total current liabilities	29,352	30,865
Long-term debt, net of current maturities	-	500
Deferred tax liability	1,069	1,046
Long-term deferred revenue	11	8
Operating lease liabilities, noncurrent	2,584	2,478
Other long-term liabilities	800	50
Total liabilities	33,816	34,947

Stockholders’ equity:
Common stock, $0.000001 par value; 1,000,000 shares authorized; 33,075 issued and 31,857 outstanding as of September 30, 2026 and 32,594 issued and 31,376 outstanding as of December 31, 2025	-	-
Additional paid-in capital	966,940	963,022
Treasury shares, 1,218 shares as of September 30, 2026 and December 31, 2025	(21,220)	(21,220)
Accumulated other comprehensive income	2,172	7,947
Accumulated deficit	(240,001)	(210,557)
Total stockholders’ equity	707,891	739,192
Total liabilities and stockholders’ equity	$741,707	$774,139

AIRO Group Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(Amounts in thousands, except per share amounts)	2026	2025	2026	2025
Revenue	$17,510	$6,284	$69,591	$42,629
Cost of revenue	7,616	3,494	29,645	17,872
Gross profit	9,894	2,790	39,946	24,757

Operating expenses:
Research and development	7,925	4,124	22,205	11,891
Sales and marketing	3,687	1,603	8,019	4,794
General and administrative	11,415	9,043	38,359	42,822
Total operating expenses	23,027	14,770	68,583	59,507
Loss from operations	(13,133)	(11,980)	(28,637)	(34,750)
Other income, net:
Interest income (expense), net	128	79	712	(9,198)
Gain on extinguishment of debt, net	-	-	-	15,559
Other income, net	987	3,325	877	26,055
Total other income, net	1,115	3,404	1,589	32,416
Loss before income tax benefit (expense)	(12,018)	(8,576)	(27,048)	(2,334)
Income tax benefit (expense)	21	613	(2,396)	(1,731)
Net loss	$(11,997)	$(7,963)	$(29,444)	$(4,065)

Net loss per share – basic and diluted	$(0.38)	$(0.28)	$(0.93)	$(0.19)

Weighted-average number of shares of common stock used in computing net loss per share, basic and diluted	31,671	28,248	31,513	21,085

AIRO Group Holdings, Inc.

Non-GAAP Reconciliations

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2026	2025	2026	2025
Net loss	$(11,997)	$(7,963)	$(29,444)	$(4,065)
Depreciation and amortization	3,316	2,909	9,651	9,035
Income tax (benefit) expense	(21)	(613)	2,396	1,731
Interest (income) expense, net	(128)	(79)	(712)	9,198
EBITDA	(8,830)	(5,746)	(18,109)	15,899
Gain on extinguishment of debt	-	-	-	(15,559)
Stock-based compensation	1,312	1,092	3,918	19,855
Strategic workforce transition costs[1]	-	-	635	-
Contingent consideration fair value adjustments	-	-	-	(20,272)
Warrant fair value adjustment	-	-	-	(1,843)
IPO contingencies[2]	-	(3,391)	-	(1,322)
Adjusted EBITDA	$(7,518)	$(8,045)	$(13,556)	$(3,242)

Net loss margin	(68.5)%	(126.7)%	(42.3)%	(9.5)%
Adjusted EBITDA Margin	(42.9)%	(128.0)%	(19.5)%	(7.6)%

1	Strategic workforce transition costs consist of severance and other direct employee-related costs incurred in connection with the Company’s strategic workforce realignment and organization optimization initiatives. These costs are included in general and administrative expenses in the accompanying condensed consolidated statements of operations.

2	IPO contingencies for the three months ended September 30, 2025 are made up of a $1.2 million charge related to the Libertas warrants, net of a $4.5 million gain on deferred compensation. IPO contingencies for the nine months ended September 30, 2025 are made up of $1.0 million related to services with KippsDeSanto & Co. regarding the acquisition of Aspen Avionics, $0.8 million related to the Perrin legal settlement, $0.5 million in legal services accrual, $0.2 million for the NGA contingent fee agreement, $0.3 million in bonus payments, the $0.6 million Aspen contingent debt, a $1.2 million charge related to the Libertas warrants, the $0.1 million cash portion of the Aspen carve-out plan, net of a $5.9 million gain on deferred compensation.

Investor Relations Contact

Jack Senft
AIRO Group Holdings, Inc.
InvestorRelations@theairogroup.com

Media Contact

Dan Johnson

AIRO Group Holdings, Inc.

media@theairogroup.com

Source: AIRO Group Holdings, Inc.